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                                                                     EXHIBIT (m)

                        HARTFORD HLS SERIES FUND II, INC.

                Hartford HLS Series Fund II, Inc. (the "Company")
                                  on behalf of

                  Hartford U.S. Government Securities HLS Fund
                       Hartford Multisector Bond HLS Fund
                       Hartford American Leaders HLS Fund
                      Hartford Value Opportunities HLS Fund
                     Hartford Capital Opportunities HLS Fund
                        Hartford Blue Chip Stock HLS Fund
                      Hartford Blue Chip Stock HLS Fund II
                      Hartford International Stock HLS Fund
                    Hartford International Stock HLS Fund II
                         Hartford Mid Cap Stock HLS Fund
                        Hartford Small Cap Value HLS Fund
                         Hartford Global Equity HLS Fund
                       Hartford Large Cap Growth HLS Fund
                       Hartford Investors Growth HLS Fund
                     Hartford Growth Opportunities HLS Fund
                       Hartford Small-Cap Growth HLS Fund



                                DISTRIBUTION PLAN

                                 CLASS IB SHARES

                                   MAY 1, 2002


                               ARTICLE I. THE PLAN

         This Distribution Plan (the "Plan") sets forth the terms and conditions on which Hartford HLS Series Fund II, Inc. (the "Company") on behalf of the above-listed series (the "Funds") will, after the effective date hereof, pay certain amounts to Hartford Securities Distribution Company, Inc. (the "Distributor") in connection with the provision by the Distributor, of certain services to the Funds and their Class IB shareholders, as set forth herein. Certain of such payments by the Fund may, under Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "Act"), be deemed to constitute the financing of distribution by the Funds of their Class IB shares. This Plan describes all material aspects of such financing as contemplated by the Rule and shall be administered and interpreted, and implemented and continued, in a manner consistent with the Rule.



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                  ARTICLE II. DISTRIBUTION AND SERVICE EXPENSES

         The Funds shall pay to the Distributor a fee in the amount specified in
Article III hereof. Such fee may be spent by the Distributor on any activities or expenses primarily intended to result in the sale of Class IB shares of the Funds, including, but not limited to:

          (a) compensation to and expenses, including overhead and telephone expenses, of employees of Distributor engaged in the distribution of the Class IB shares;

          (b) printing and mailing of prospectuses, statements of additional information, and reports for prospective purchasers of variable annuity or variable life insurance contracts ("Variable Contracts") investing indirectly in Class IB shares;

          (c) compensation to financial intermediaries and broker-dealers to pay or reimburse them for their services or expenses in connection with the distribution of Variable Contracts investing indirectly in Class IB shares;

          (d) expenses relating to the development, preparation, printing, and mailing of Fund advertisements, sales literature, and other promotional materials describing and/or relating to the Funds;

          (e) expenses of holding seminars and sales meetings designed to promote the distribution of the Class IB shares;

          (f) expenses of obtaining information and providing explanations to Variable Contract owners regarding Fund investment objectives and policies and other information about the Funds, including performance;

          (g)  expenses of training sales personnel regarding the Funds;

          (h) expenses of compensating sales personnel in connection with the allocation of cash values and premiums of the Variable Contracts to the Funds; and

          (i) expenses of personal services and/or maintenance of Variable Contract accounts with respect to Class IB shares attributable to such accounts.

                        ARTICLE III. MAXIMUM EXPENDITURES

         The expenditures to be made by the Funds pursuant to this Plan, and the basis upon which such expenditures will be made, shall be determined by the Funds, and in no event shall such expenditures exceed 0.25% of the average daily net asset value of the Class IB shares of the Funds (determined in accordance with the Funds' prospectus as from time to time in effect) on an annual basis to cover distribution expenses. All such expenditures shall be calculated and accrued daily and paid monthly or at such other intervals as the Board of Directors shall determine.





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                     ARTICLE IV. EXPENSES BORNE BY THE FUNDS

         Notwithstanding any other provision of this Plan, the Funds may bear the respective expenses under any administrative services agreement, as from time to time in effect under the Funds' current prospectus. Except as otherwise contemplated by this Plan, the Funds shall not, directly or indirectly, engage in financing any activity which is primarily intended to or should reasonably result in the sale of shares of the Funds.

         To the extent that any investment management and administration fees paid by the Funds might be considered as indirectly financing any activity which is primarily intended to result in the sale of the Funds' shares, the payment by the Funds of such fees are hereby authorized under this Plan.



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             ARTICLE V. APPROVAL BY BOARD OF DIRECTORS, SHAREHOLDERS

         This Plan shall not take effect until: (a) it has been approved by the vote of the majority of the outstanding voting Class IB shares; and (b) it has been approved, together with any related agreements, by votes cast in person at a meeting called for the purpose of voting on this Plan and any such related agreements, of a majority of both (i) the Directors of the Funds and (ii) those directors who are not "interested persons" of the Funds and have no direct of indirect financial interest in the operation of this Plan or any agreements related to it (the "Independent Directors").

                             ARTICLE VI. CONTINUANCE

         This Plan and any related agreement shall continue in effect for a period of more than one year after it takes effect only for so long as such continuance is specifically approved at least annually in the manner provided for in Article V.

                            ARTICLE VII. INFORMATION

         The Distributor shall provide the Board of Directors and the Board of Directors, and, in particular, the Independent Directors, shall review, in the exercise of their fiduciary duties, at least quarterly, a written report of the amounts expended with respect to the Class IB shares of the Funds by the Distributor under this Plan and the Principal Underwriting Agreement and the purposes for which such expenditures were made.

                            ARTICLE VIII. TERMINATION

         This Plan may be terminated (a) at any time by vote of a majority of the Independent Directors, or a majority of the Funds' outstanding voting Class IB shares, or (b) by the Distributor on 60 days' notice in writing to the Funds. If this Plan is terminated by one Company it shall remain in full force and effect for any Fund that has not terminated the Plan.

                             ARTICLE IX. AGREEMENTS

         Each agreement with any person relating to implementation of this Plan shall be in writing, and each agreement related to this Plan shall provide:

          (a) That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Independent Directors or by vote of a majority of the Funds' then outstanding voting Class IB shares.

          (b) That such agreement shall terminate automatically in the event of its assignment.



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                                      -5-


                              ARTICLE X. AMENDMENTS

         This Plan may not be amended to increase materially the maximum amount of the fees payable by the Funds hereunder without the approval of a majority of the outstanding voting Class IB shares of the Funds. No material amendment to the Plan shall, in any event, be effective unless it is approved by the Board of Directors in the same manner as is provided for in Article V.

                      ARTICLE XI. PRESERVATION OF DOCUMENTS

         The Funds shall preserve copies of this Plan (including any amendments thereto) and any related agreements and all reports made to the Board for a period of not less than six years from the date of this Plan, the first two years in an easily accessible place.

                       ARTICLE XII. SELECTION OF DIRECTORS

         While this Plan is in effect, the selection and nomination of Directors who are not interested persons of the Funds shall be committed to the discretion of the Board of Directors who are not interested persons of the Funds.

                           ARTICLE XIII. DEFINED TERMS

         As used in this Plan, the terms "majority of the outstanding voting Class IB shares" shall have the same meaning as the phrase "Majority of the outstanding voting securities" has in the Act, and the phrase "interested person" and "assignment" shall have the same meaning as that phrase has in the Act.

         IN WITNESS WHEREOF, the Funds have executed this Distribution Plan effective as of the _______of April, 2002 in Hartford, Connecticut.

Fortis Insurance Series Fund, Inc. (the "Company") on behalf of

Hartford U.S. Government Securities HLS Fund
Hartford Multisector Bond HLS Fund
Hartford American Leaders HLS Fund
Hartford Value Opportunities HLS Fund
Hartford Capital Opportunities HLS Fund
Hartford Blue Chip Stock HLS Fund
Hartford Blue Chip Stock HLS Fund II
Hartford International Stock HLS Fund
Hartford International Stock HLS Fund II
Hartford Mid Cap Stock HLS Fund
Hartford Small Cap Value HLS Fund



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Hartford Global Equity HLS Fund
Hartford Large Cap Growth HLS Fund
Hartford Investors Growth HLS Fund
Hartford Growth Opportunities HLS Fund
Hartford Small-Cap Growth HLS Fund


By:
Name:
Title:


Hartford Securities Distribution Company, Inc.

By:
Name:
Title: